UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2012

INFORMATION ARCHITECTS CORPORATION

NORTH CAROLINA	0-22325	87-0399301
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(954) 358-7099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 1 – Registrant’s Business and Operations

Not Applicable

Section 2 – Financial Information

Not Applicable

Section 3 – Securities and Trading Markets

Not Applicable

Section 4 – Matters related to Accountants and Financial statements

Not Applicable

Section 5 – Corporate Governance and Management

Item 5.02 (b)

Information Architects Corporation (IACH) has named industry veteran Michael Ostrow as its new President.

Michael Ostrow is the founder of American Health Plans, Inc. (currently, MeadowStar Enterprises, LTD) a Medical Discount Provider listed on NASDAQ under the symbol MELD. Mr. Ostrow was instrumental in designing the concept and implementation of "The Medical Health Discount" product from the inception of this industry and continues to provide day-to-day management of the company. Additionally, Mr. Ostrow is a principal in the financial services firm of Senior Life Planning Group, LTD. And has been for over 20 years, specializing in the design and implementation of life insurance policies as funding vehicles for business continuation, tax-advantaged executive benefits, and estate preservation. The company is also active in the Senior Settlement Market as funding assets for pension plans and investment funds. Mr. Ostrow also has served on the Board of Directors of Mariculture Technologies, Inc., an innovative company in the field of fish farming and as President of Peconic Bay Seafood Co.  He has completed degree programs from The American College obtaining the designations of both Chartered Life Underwriter (CLU) and Chartered Financial Consultant (ChFC), and from the University of West Virginia with a BSBA in Marketing/Management.

Mr. Ostrow will also join the Board of Directors of the Corporation.

Mr. Ostrow does not have any family or other relationship with any director or executive officer of the Company and there were no transactions between Mr. Ostrow and any director, executive officer, or the Company prior to the appointment other than that Mr. Ostrow has owned common shares in the Company for over 10 years.

Mr. Ostrow will receive 150,000 Preferred B shares and will be compensated at $100,000 per year for the two year period of the contract.

Section 6 – Asset-Backed Securities

Not Applicable

Section 7 – Regulation FD

Not Applicable

Section 8 – Other Events

Not Applicable

Section 9 – Financial Statements and exhibits

Not Applicable

Exhibits - None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

August 15, 2012

INFORMATION ARCHITECTS CORPORATION BY: /S/ Thomas M Jaspers —————————————— Thomas M Jaspers CFO